Exhibit 99.02


                            CERTIFICATE PURSUANT TO
                      THE SECURITIES EXCHANGE ACT OF 1934,
                            RULES 13a-14 AND 15d-14
                             AS ADOPTED PURSUANT TO
                 SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul Steo, Chief Executive Officer/Chief Financial Officer of Lockwave Technologies, Inc., certify that:

     (1) I have reviewed the report on Form 10-QSB for the quarter ended September 30, 2002 of Lockwave Technologies, Inc.;

     (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;


   Dated:  October 15, 2002


   By: /s/ Paul Steo
           -------------
           Paul Steo
           President